EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact	Media Contact
Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com

ACS Announces Offering of Senior Notes

DALLAS, TEXAS: May 31, 2005 — Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process and information technology outsourcing solutions, announced today that it has commenced an offering of $500 million total aggregate principal amount of its Senior Notes due June 2010 and its Senior Notes due June 2015.

The Company intends to apply the net proceeds from the offering toward the repayment of a portion of its indebtedness under its $1.5 billion credit facility, part of which was incurred in connection with the Company’s recently completed acquisition of the human resources consulting and outsourcing businesses of Mellon Financial Corporation.

The Company is offering the notes to the public by a prospectus supplement and prospectus, which is part of a registration statement declared effective by the U.S. Securities and Exchange Commission. Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as the joint book-running managers.

Copies of the prospectus supplement and prospectus may be obtained from Citigroup Global Markets Inc. at Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 (tel: 718-765-6732); Goldman, Sachs & Co. at 85 Broad Street, Attention: Prospectus Department, New York, New York 10004 (tel: 212-902-1000); or J.P. Morgan Securities Inc. at 270 Park Avenue — 8th Floor, Attention: High Grade Syndicate Desk, New York, New York 10017 (tel: 212-834-4533).

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Offers of securities will be made only by means of a prospectus supplement and prospectus filed with the Securities and Exchange Commission.

About ACS

ACS, a FORTUNE 500 company with more than 50,000 people supporting client operations in nearly 100 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risks Related to our Business” in the Company’s most recent Form 10-Q and set forth under the caption “Risk Factors” in the prospectus supplement relating to the notes. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement, whether as a result of new information, future event or otherwise.